UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2011

INLAND AMERICAN REAL ESTATE TRUST, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-51609 (Commission File Number)	34-2019608 (IRS Employer Identification No.)
2901 Butterfield Road Oak Brook, Illinois 60523 (Address of Principal Executive Offices)
(630) 218-8000 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

Other Events.

For the year ended December 31, 2010, Inland American Real Estate Trust, Inc. (the “Company”) paid distributions of approximately $417 million. For income tax purposes only, approximately 33.85% of the distributions paid in 2010 will be treated as ordinary dividends and approximately 66.15% will be treated as nondividend distributions. The following table denotes the allocation of the monthly distributions paid in 2010 for income tax purposes only. All amounts are stated in dollars per share.  The December 2010 distribution, with a record date of December 31, 2010 and payment date of January 12, 2011, is taxable in 2011, and not reflected in the 2010 tax allocation.

Stockholders are advised to consult with their tax advisors about the specific tax treatment of distributions paid by the Company in 2010.

Record Date	Payment Date	Total Distribution	Ordinary Dividends	Capital Gain	Nondividend Distributions

12/31/2009	1/12/2010	$0.04166667	$0.01410417	-	$0.02756250
1/31/2010	2/12/2010	$0.04166667	$0.01410417	-	$0.02756250
2/28/2010	3/12/2010	$0.04166667	$0.01410417	-	$0.02756250
3/31/2010	4/12/2010	$0.04166667	$0.01410417	-	$0.02756250
4/30/2010	5/12/2010	$0.04166667	$0.01410417	-	$0.02756250
5/31/2010	6/11/2010	$0.04166667	$0.01410417	-	$0.02756250
6/30/2010	7/12/2010	$0.04166667	$0.01410417	-	$0.02756250
7/31/2010	8/12/2010	$0.04166667	$0.01410417	-	$0.02756250
8/31/2010	9/13/2010	$0.04166667	$0.01410417	-	$0.02756250
9/30/2010	10/12/2010	$0.04166667	$0.01410417	-	$0.02756250
10/29/2010	11/12/2010	$0.04166667	$0.01410417	-	$0.02756250
11/29/2010	12/13/2010	$0.04166667	$0.01410417	-	$0.02756250
		$0.50000000	$0.16925000		$0.33075000

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND AMERICAN REAL ESTATE TRUST, INC.

Date:	January 26, 2011	By:	/s/ Jack Potts
		Name:	Jack Potts
		Title	Principal Accounting Officer